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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 19, 1996



                      OCCIDENTAL PETROLEUM CORPORATION
            (Exact Name of Registrant as Specified in Charter)




           DELAWARE                    1-9210                95-4035997
      (State or Other Jurisdiction     (Commission     (I.R.S. Employer
      of Incorporation)                File Number)    Identification No.)

             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
             (Address of Principal Executive Offices)     (Zip code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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ITEM 5.   OTHER EVENTS

     By means of a prospectus, dated March 27, 1996 (the "Prospectus"), Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), made to the security holders of INDSPEC Holding Corporation, a Delaware corporation ("INDSPEC"), exchange offers (the "Exchange Offers") to acquire up to 8,504 shares of Class A Common Stock and each outstanding share of Class B Common Stock of INDSPEC in exchange for shares of Occidental common stock, par value $.20 per share ("Occidental Common Stock"). The Agreement and Plan of Share Exchange described in the Prospectus and pursuant to which the Exchange Offers have been made provides that the number of shares of Occidental Common Stock to be delivered in exchange for each share of Class A Common Stock and Class B Common Stock of INDSPEC accepted in the Exchange Offers will be determined by, among other things, the average of the last reported sales prices of the Occidental Common Stock on the New York Stock Exchange on each of the twenty consecutive trading days ending on the fifth trading day prior to the date (the "Closing Date") on which the Exchange Offers close (the "Occidental Common Stock Value"). It is currently expected that the Exchange Offers will expire on April 23, 1996, and that the Closing Date will be April 26, 1996. Assuming an April 26, 1996 Closing Date, the Occidental Common Stock Value would be $26.09, and each share of Class A Common Stock and Class B Common Stock of INDSPEC accepted in the Exchange Offers would be exchanged for 85.04 shares of Occidental Common Stock.

     The closing of the Exchange Offers is subject to a number of conditions and legal requirements, the satisfaction of which will be determined shortly prior to the actual closing. Although Occidental is currently not aware that any such conditions or requirements have not been or will not be satisfied prior to the expected April 26, 1996 Closing Date, it is possible that the Closing Date could be delayed beyond such date or canceled if any such conditions or requirements are not satisfied. Reference should be made to the Prospectus for a description of the Exchange Offers and such conditions and requirements.



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                         SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OCCIDENTAL PETROLEUM CORPORATION
                                             (Registrant)


Date:  April 22, 1996              By: /s/ DONALD P. DE BRIER
                                       -----------------------------
                                           Donald P. de Brier
                                       Executive Vice President and
                                       General Counsel



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